WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<PERIOD-END>                               MAR-31-1999
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                    4,382,141
<OTHER-PROPERTY-AND-INVEST>                  1,617,052
<TOTAL-CURRENT-ASSETS>                         694,019
<TOTAL-DEFERRED-CHARGES>                       311,694
<OTHER-ASSETS>                                 374,472
<TOTAL-ASSETS>                               7,379,377
<COMMON>                                       382,985
<CAPITAL-SURPLUS-PAID-IN>                      785,988
<RETAINED-EARNINGS>                          1,429,410
<TOTAL-COMMON-STOCKHOLDERS-EQ>               2,496,156<F1>
<PREFERRED-MANDATORY>                          200,000
<PREFERRED>                                    105,340
<LONG-TERM-DEBT-NET>                         1,844,071
<SHORT-TERM-NOTES>                              32,632
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                 337,000
<LONG-TERM-DEBT-CURRENT-PORT>                  168,731
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                          0
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>               2,093,220<F1>
<TOT-CAPITALIZATION-AND-LIAB>                7,379,377
<GROSS-OPERATING-REVENUE>                      743,183
<INCOME-TAX-EXPENSE>                            20,146<F2>
<OTHER-OPERATING-EXPENSES>                     619,241
<TOTAL-OPERATING-EXPENSES>                     655,529
<OPERATING-INCOME-LOSS>                         87,654
<OTHER-INCOME-NET>                             (13,127)<F3>
<INCOME-BEFORE-INTEREST-EXPEN>                  94,607
<TOTAL-INTEREST-EXPENSE>                        38,348
<NET-INCOME>                                    52,321
<PREFERRED-STOCK-DIVIDENDS>                      1,060
<EARNINGS-AVAILABLE-FOR-COMM>                   51,261
<COMMON-STOCK-DIVIDENDS>                        54,547
<TOTAL-INTEREST-ON-BONDS>                       32,438
<CASH-FLOW-OPERATIONS>                         261,578
<EPS-PRIMARY>                                     0.34
<EPS-DILUTED>                                     0.34

<F1>($102,227) thousand of Common Stockholders' Equity is classified as Other
Items-Capitalization and Liabilities. This represents the net of leveraged common stock held by the Employee Stock Ownership Plan and the currency translation adjustments.
<F2>($16,142) thousand of nonregulated and nonoperating income tax benefit is classified as Income Tax Expense. The financial statement presentation includes them as a component of Other Income (Expense).
<F3>Includes Income from Nonregulated Businesses - Before Interest and Taxes,
Allowance for Funds Used During Construction-Equity, Other Utility Income (Deductions)-Net and Distributions on redeemable preferred securities of subsidiary trust.

